Exhibit (a)(1)(E)
Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
BSQUARE CORPORATION
a Washington corporation
at
$1.90 Per Share

Pursuant to the Offer to Purchase
dated October 24, 2023
by

KONTRON MERGER SUB., INC.
a wholly owned subsidiary of
KONTRON AMERICA, INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY,
ONE MINUTE AFTER 11:59 P.M. EASTERN TIME, ON NOVEMBER 21, 2023,
UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED
(SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).
October 24, 2023
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated October 24, 2023 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”) in connection with the offer by Kontron Merger Sub., Inc., a Delaware corporation (which we refer to as “Merger Sub”), a wholly owned subsidiary of Kontron America, Incorporated, a Delaware corporation (which we refer to as “Parent”), to purchase, subject to certain conditions, including satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, no par value per share (which we refer to as “Shares”), of Bsquare Corporation, a Washington corporation (which we refer to as “BSQR”), at a price of $1.90 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.
The offer price for the Offer is $1.90 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.
3.
The Offer is being made in connection with the Agreement and Plan of Merger, dated as of October 11, 2023 (together with any amendments or supplements thereto, what we refer to as the “Merger Agreement”), among Parent, Merger Sub and BSQR, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into BSQR (which we refer to as the “Merger”) without a vote of the shareholders of BSQR in accordance with Section 23B.11.030(9) of the Business Corporation Act of the State of Washington, with BSQR continuing as the surviving corporation and a wholly owned subsidiary of Parent.

4.	The Offer and withdrawal rights will expire at the end of the day, one minute after 11:59 P.M. Eastern Time on November 21, 2023, unless the Offer is extended or earlier terminated.

5.	The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
6.
Tendering shareholders who are record owners of their Shares and who tender directly to Broadridge Corporate Issuer Solutions, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Merger Sub pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
BSQUARE CORPORATION
a Washington corporation
at
$1.90 Per Share

Pursuant to the Offer to Purchase
dated October 24, 2023
by

KONTRON MERGER SUB., INC.
a wholly owned subsidiary of
KONTRON AMERICA, INCORPORATED
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 24, 2023 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”), in connection with the offer by Kontron Merger Sub., Inc., a Delaware corporation (which we refer to as “Merger Sub”), a wholly owned subsidiary of Kontron America, Incorporated, a Delaware corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, no par value per share (which we refer to as “Shares”), of Bsquare Corporation, a Washington corporation, at a purchase price of $1.90 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.
The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Merger Sub and such determination shall be final and binding.
ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:     SHARES*
*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).
Dated:
Signature(s)

Please Print Name(s)
Address:

(Include Zip Code)
Area code and Telephone no.
Tax Identification or Social Security No.